Exhibit 10.16.2


                       THIRTY-FIRST AGREEMENT AMENDING
                       NEW ENGLAND POWER POOL AGREEMENT



     THIS AGREEMENT, dated as of the 1st day of June, 1994, is entered into by the signatory Participants for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-nine (29) amendments, the most recent of which was dated as of May 1, 1993, and as proposed to be amended by a pending thirtieth amendment dated as of June 1, 1993.


     WHEREAS, Participants have not been permitted by the terms of the NEPOOL Agreement to make sales of energy to other Participants or Non-Participants while retaining for their own Capability Responsibility accounting purposes the Capability related to the energy resource, and therefore there has been no opportunity for energy transactions directly between Participants, or between Participants and Non-Participants, without the Participant's loss of Capability for Capability Responsibility accounting purposes; and

     WHEREAS, the requirement that power transactions include both Capability for Capability Responsibility accounting purposes and energy has impeded implementation of economic coordination transactions among Participants and between Participants and Non-Participants; and

     WHEREAS, the Participants desire to implement a limited program that will permit transactions that transfer energy without affecting the seller's Capability for Capability Responsibility accounting purposes during a two-year trial period in order to determine the desirability of modifying the NEPOOL Agreement provisions to permit Participants to continue such transactions.

     NOW THEREFORE, the signatory Participants hereby agree as follows:

                                    SECTION 1

     The NEPOOL Agreement is amended by adding the attachment hereto as a Supplement to the NEPOOL Agreement.

                                   SECTION II
                            EFFECTIVENESS OF AGREEMENT

     Following its execution by the requisite number of Participants, this Agreement, and the amendment adding the attached Supplement to the NEPOOL Agreement, shall become effective on September 1, 1994, or if the Federal Energy Regulatory Commission shall not permit such effective date, then this Agreement and the attached Supplement shall become effective on the first day of such later month as the Federal Energy Regulatory Commission shall provide.

                                   SECTION III
                              USAGE OF DEFINED TERMS

     Except as otherwise expressly provided, usage in this Agreement and the attached Supplement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                                    SECTION IV
                                   COUNTERPARTS

     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatory Participants have caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of June, 1994.

                            COUNTERPART SIGNATURE PAGE
                        TO THIRTY-FIRST AGREEMENT AMENDING
                         NEW ENGLAND POWER POOL AGREEMENT

                            DATED AS OF JUNE 1, 1994

     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-nine (29) amendments the most recent of which was dated as of May 1, 1993, and as proposed to be amended by a pending thirtieth
(30th) amendment dated as of June 1, 1993.


                                 CENTRAL VERMONT PUBLIC SERVICE CORP.



                                 By: ________________________________
                                     Name:     Thomas C. Webb
                                     Title:    President & CEO
                                     Address:  77 Grove Street
                                               Rutland, VT 05701


                            COUNTERPART SIGNATURE PAGE
                       TO THIRTY-FIRST AGREEMENT AMENDING
                         NEW ENGLAND POWER POOL AGREEMENT

                            DATED AS OF JUNE 1, 1994

     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-nine (29) amendments the most recent of which was dated as of May 1, 1993, and as proposed to be amended by a pending thirtieth
(30th) amendment dated as of June 1, 1993.


                                 CENTRAL VERMONT PUBLIC SERVICE CORP.


                                 By:_______________________________
                                    Name:     Thomas C. Webb
                                    Title:    President and CEO
                                    Address:  77 Grove Street
                                              Rutland, VT 05701

                ATTACHMENT TO THIRTY-FIRST AGREEMENT AMENDING
                     NEW ENGLAND POWER POOL AGREEMENT

                                 SUPPLEMENT

TRIAL PROGRAM TO PERMIT PARTICIPANT PURCHASES AND SALES OF ENERGY WHILE SELLER RETAINS CAPABILITY RESPONSIBILITY CREDIT

     Participants may implement transactions pursuant to the trial program described in this Supplement during the two-year period following the date on which this Supplement becomes effective:

A.   General Description of Trial Program

     1. Generating unit and system contract Entitlements shall be considered to have separable resource attributes for the purposes of Capability Responsibility accounting and energy billing. For the purposes of this Supplement, such Entitlements may be considered to be Capability
Responsibility resources for Capability Responsibility accounting purposes and "own load" resources for energy service billing purposes.

         a. A Participant shall have the option of making a "No Capability" sale by transferring the own load resource while the Participant retains the Entitlement's Capability Responsibility resource for its own Capability Responsibility accounting purposes.

         b. A Participant shall have the option of making a "No Capability" purchase by purchasing an own load resource without receiving a Capability Responsibility resource for the Participant's Capability Responsibility accounting purposes.

         The term "No Capability, as used in No Capability sale and No Capability purchase, denotes the impact of such transactions for Capability Responsibility accounting purposes only. In the case of system contracts, the terms "No Capability sale" and "No Capability purchase" shall mean transactions whereby, pursuant to the agreement of the seller and purchaser, the seller retains the Capability Responsibility resource and commits operable generation resources to cover the transaction over and above the seller's Load and operating reserve requirements. In the case of unit contracts, the seller relinquishes the opportunity to utilize the generation resource in the seller's own load energy service billing. In transactions between a Participant and a Non-Participant, such transactions shall preserve the value of the Capability Responsibility resource for the seller by providing that the seller shall retain the opportunity to interrupt the transaction prior to implementation of the applicable NEPEX capacity deficiency operating procedure actions (or the Non-Participant's equivalent of such capacity deficiency actions).

     2. The No Capability sale and No Capability purchase transactions permitted under this trial program shall only be system transactions between Participants and system transactions between Participants and Non-Participants located outside of the NEPOOL control area. This limitation is intended to exclude No Capability sales and No Capability purchases that involve unit transactions and all No Capability sale and No Capability purchase transactions with Non-Participants that are located within the NEPOOL control area.

     3. Upon the recommendation of the Operations Committee and approval by the Management Committee of procedural and administrative rules to regulate such transactions, the trial program described in this Supplement may be expanded to permit (a) generating unit No Capability sales and generating unit No Capability purchases, and/or (b) No Capability sales and No Capability purchase transactions between Participants and Non-Participants within the NEPOOL control area.

     4. The net amount of a Participant's No Capability purchases and No Capability sales with other Participants shall be limited in any hour (the net amount is the difference between the Participant's total No Capability purchases and No Capability sales). For Participants as of December 3, 1993 (the date of the Executive Committee action accepting the report that recommended this trial program), the limit shall be the greater of: (1) 15 percent of the Participant's Adjusted Annual Peak as of November 1, 1993, or,
(2) 10 percent of the Participant's Adjusted Annual Peak as of the start of the then-current Power Year. For any Entity that becomes a Participant following December 3, 1993, the limit shall be the greater of: (1) 15 percent of the Adjusted Annual Peak that such Entity would have experienced if it had been a Participant on November 1, 1993 (such Adjusted Annual Peak being determined by the Management Committee at the time that the Entity becomes a Participant), or (2) 10 percent of the Participant's Adjusted Annual Peak as of the start of the then-current Power Year. For Participants without an Adjusted Annual Peak, the limit shall be determined by the Management Committee.

     5. The net flow of energy (an individual Participant's No Capability sales minus the Participant's No Capability purchases) from a Participant to Non-Participants shall be limited to a maximum of 500 MWH in any hour. There shall be no limit on the net flows to a Participant resulting from No Capability purchases by the Participant from Non-Participants.

     6. The transactions permitted during this trial program shall be limited to the greater of (1) 30 days, or (2) the duration of the specified generating unit outage with which the transaction is associated.

     7. Nothing in this Supplement shall be interpreted to relieve the parties to any transaction from the need to arrange transmission service, and transmission wheeling shall be required for No Capability sale transactions and No Capability purchase transactions in the same manner that transmission wheeling is required for transactions that involve both Capability and energy. When a transaction is made from a generating unit that is not located in the seller's system, transmission wheeling shall be required for both the Capability retained by the seller and the own load resource.

B.     Specific Elements of the Trial Program

     1.  Participant/Participant "No Capability" Transactions

         a. Whenever the seller retains the Capability Responsibility resource in accordance with the terms prescribed in this Supplement, that seller shall receive credit for the resource in Capability Responsibility accounting. However, in the case of a transaction from a specified generating unit the seller relinquishes the opportunity to use the resource in its own load energy service billing, and in the case of a system contract sale the seller shall incur an obligation in own load energy service billing equal to the scheduled amount of energy.

         b. Purchasing an own load resource means that the buyer receives the use of that resource in its own load energy service billing dispatch. Own load resources shall be treated in the buyer's own load energy service billing dispatch according to regular energy accounting procedures, including procedures applicable to treatment of outage service Entitlements and deficiency energy.

         c. An own load resource shall be treated in the buyer's own load energy service billing calculations as a dependable load carrying resource. Such a resource carries with it the operating reserve characteristics possessed by the generating unit or system contract involved in the sale.

         d. Any impact of the performance incentive program and the new unit adjustments on Capability Responsibility described in Section 9 of the NEPOOL Agreement, that relate to a generating unit or system contract involved in a transaction under this program, shall apply to the Participant that retains the credit for the Capability Responsibility resource.

         e. Whenever a Capability Responsibility resource is sold by one Participant to another, it must be accompanied by the associated own load resource. A Participant may resell to a third Participant, or to a Non-Participant, an own load resource associated with a Capability Responsibility resource it has purchased from another Participant. However, a Participant shall not be permitted to sell a Capability Responsibility resource and associated own load resource to another Participant and simultaneously buy back the own load resource associated with that Entitlement. Such a set of transactions would amount to transmitting a Capability Responsibility resource without it being accompanied by the associated own load resource and that result is not permitted under this program.

     2.  Participant/Non-Participant No Capability Transactions

         a. If it is determined that a Participant's purchase is being delivered out of the seller's operating reserve, NEPEX will have the option of implementing the transaction subject to the provisions of applicable NEPOOL rules and procedures relating to interpool transactions.

         All Participant contracts with Non-Participants outside the NEPOOL control area shall conform to the requirements of applicable NEPOOL rules and procedures relating to interpool transactions.

         Participant sales to Non-Participants that provide for interruption by NEPEX prior to the implementation of NEPEX actions during a capacity deficiency will be treated as No Capability sales.

         Participant purchases from Non-Participants that are interruptible by the seller prior to implementation on its system of actions equivalent to NEPEX capacity deficiency actions will be treated as No Capability purchases during hours when the contract energy is available to NEPEX. A Participant's purchase from a Non-Participant will be treated as a combined own load resource and Capability Responsibility resource if the purchase is interruptible only for the specific reasons permitted in the applicable NEPOOL rules and procedures relating to purchases from sources external to the pool which qualify as Capability for Capability Responsibility accounting purposes.

         b. A Participant making a No Capability sale to a Non-Participant shall retain the Capability Responsibility resource to meet the Participant's Capability Responsibility. The Participant making a No Capability system contract sale to a Non-Participant shall incur an obligation for own load energy service billing purposes equal to the amount of energy actually scheduled (MWH scheduled at the NEPOOL boundary plus applicable losses in each hour. The Capability Responsibility resources and own load resources available to such Participant shall not be impacted by the transaction.

         If the trial program is expanded to permit unit contract No Capability sales to Non-Participants pursuant to Section A.3. of this Supplement, the seller in such transactions shall relinquish the opportunity to utilize the generation resource in its own load energy service billing.

         A No Capability sale shall provide no operating reserve capability to the Non-Participant purchaser.

         A Participant purchasing from a Non-Participant may use a No Capability purchase resource in its own load energy service billing dispatch. In the purchasing Participant's own load accounting, a No Capability purchase is treated as a dependable load carrying resource during hours when it is actually available for NEPEX dispatch. A No Capability purchase by a Participant from a Non-Participant shall be deemed to have no operating reserve associated with it, and the purchasing Participant shall get no credit for the resource in its Capability Responsibility accounting.

         c. A Participant's No Capability sale and No Capability purchase transactions with Non-Participants shall have no effect on the performance incentive program or new unit adjustments described in Section 9 of the NEPOOL Agreement.

C.     Additional Responsibilities of the Operations Committee

     In addition to its other responsibilities, the Operations Committee shall be responsible for establishing criteria, rules and standards to implement and administer the trial program described in this Supplement.

D.     Extension of Program

     The trial program described in this Supplement may be extended beyond two years if such an extension is authorized by affirmative votes of the Operations Committee and the Management Committee.

E.     Conflict Between Supplement Provisions and Other NEPOOL Agreement
       Provisions

     In the event of conflict between any of the provisions of this Supplement and other provisions of the NEPOOL Agreement, the Supplement provisions shall govern during the duration of the trial program described herein and shall not affect any other NEPOOL Agreement provision except to the extent necessary to implement the trial program. Furthermore, the definitions of terms contained in this Supplement shall not be used to change the definitions of terms or the interpretation of terms in any other NEPOOL Agreement provision or in any other rate schedule, tariff or agreement filed by or entered into by any NEPOOL Participant prior to the effective date of this Supplement.